Filed pursuant to Rule 424(b)(5)

Registration No. 333-285914

PROSPECTUS SUPPLEMENT

(To prospectus dated March 26, 2025)

11,670,707 Shares of Common Stock

Pre-Funded Warrants to Purchase 675,000 Shares of Common Stock

Warrants to Purchase 12,345,707 Shares of Common Stock

We are offering (i) 11,670,707 shares of our voting common stock, par value $0.0001 per share (“Common Stock”), and in lieu of offering shares of our Common Stock to certain investors, pre-funded warrants (“Pre-Funded Warrants”) to purchase 675,000 shares of our Common Stock, and (ii) accompanying warrants (“Common Warrants”) to purchase 12,345,707 shares of our Common Stock. The purchase price of each Pre-Funded Warrant and accompanying Common Warrant is the price per share at which shares of our Common Stock and accompanying Common Warrants are being sold in this offering, minus $0.0001, which is the exercise price of each Pre-Funded Warrant. The exercise price of each Common Warrant is $2.92 per share. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon the exercise of each of the Pre-Funded Warrants and the Common Warrants. The shares of Common Stock or the Pre-Funded Warrants, as the case may be, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “JSPR.” On September 17, 2025, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $2.33 per share. We do not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

Certain of our officers and directors have indicated an interest in purchasing an aggregate of up to approximately 143,000 shares of Common Stock and accompanying Common Warrants to purchase 143,000 shares of Common Stock in this offering at the public offering price and on the same terms and conditions as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares of Common Stock and accompanying Common Warrants to any of these potential purchasers, and any of these potential purchasers could determine to purchase more, fewer or no shares of Common Stock and accompanying Common Warrants in this offering. The underwriters will receive the same underwriting discounts and commissions on any shares of Common Stock and accompanying Common Warrants purchased by these parties as they will on any other shares of Common Stock and accompanying Common Warrants sold to the public in this offering.

We are a “smaller reporting company” under applicable federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings with the Securities and Exchange Commission. See “Prospectus Supplement Summary – Implications of Being a Smaller Reporting Company.”

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$2.43	$2.4299	$30,000,000.51
Underwriting discounts and commissions(1)	$0.1458	$0.1458	$1,800,004.08
Proceeds, before expenses, to us(2)	$2.2842	$2.2841	$28,199,996.43

(1)	See the section of this prospectus supplement entitled “Underwriting” for a description of the compensation payable to the underwriters.
(2)	The amount of offering proceeds to us presented in this table does not include proceeds from the exercise of the Common Warrants.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Common Stock, Pre-Funded Warrants and accompanying Common Warrants against payment in New York, New York on or about September 22, 2025.

Book-Running Manager

TD Cowen

September 18, 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of Common Stock, Pre-Funded Warrants and Common Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 26, 2025, including the documents incorporated by reference into it, provides more general information. Generally, when we refer to this “prospectus supplement,” we are referring to both parts of this document combined.

We urge you to carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the additional information in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free-writing prospectus we may provide you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise indicated or required by the context, the terms “Jasper,” “we,” “our,” “us” and the “Company” refer to Jasper Therapeutics, Inc. and its consolidated subsidiaries. General information about us can be found on our website at www.jaspertherapeutics.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into this prospectus supplement and should not be considered part of this or any other report filed with the SEC.

S-ii

PROSPECTUS Supplement SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Jasper and this offering, you should carefully read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, in its entirety. Investing in our securities involves risks that are described in the section of this prospectus supplement entitled “Risk Factors” and under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, each of which is on file with the SEC and incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

The Company

We are a clinical-stage biotechnology company focused on developing therapeutics targeting mast cell driven diseases, including Chronic Spontaneous Urticaria (“CSU”), Chronic Inducible Urticaria (“CIndU”) and asthma. We are evaluating additional indications in mast cell driven diseases for potential future development as well. We have also historically supported development programs in diseases where targeting diseased hemopoietic stem cells can provide benefits, such as stem cell transplant conditioning regimens.

Our lead product candidate, briquilimab, is a monoclonal antibody designed to block stem cell factor (“SCF”) from binding to and signaling through the CD117 (“c-Kit”) receptor on mast and stem cells. The SCF/c-Kit pathway is a survival signal for mast cells and we believe that blocking this pathway may lead to depletion of these cells throughout the body, including in the lungs and in the skin, which could lead to significant clinical benefit for patients with mast-cell driven diseases such as chronic urticarias. To that end, we are focusing on advancing a portfolio of clinical programs in mast cell driven diseases, highlights of which are as follows:

CSU - BEACON Study

We commenced the Phase 1b/2a BEACON study in CSU in late 2023 and in January 2025, we presented positive preliminary data as of December 31, 2024 from the first 8 dosing cohorts in the study (10mg, 40mg, 80mg Q8W, 120mg Q8W, 120mg Q12W, 180mg Q8W, 180mg Q12W, and 240mg single-dose). Average patient duration on study as of the cutoff date for the data presented was approximately 28 weeks. Highlights of the data are as follows:

●	Briquilimab demonstrated a rapid onset of clinical efficacy:

o	Clinical responses were seen as early as 1 week post-dose; and

o	Complete responses were observed as early as week 2 post-dose.

●	Briquilimab drove deep and meaningful clinical responses:

o	UAS7 reductions of as much as 29 points were noted 4 weeks post-dose (120mg Q12W); and

o	100% complete responses through 8 weeks were demonstrated at the 240mg dose level.

●	Dose dependent durability was observed in complete responses and well-controlled disease:

o	Complete responses showed durability out to 4 weeks, 6 weeks and 8 weeks at the 120mg, 180mg and 240mg dose levels, respectively.

●	Briquilimab was well-tolerated and demonstrated a favorable safety profile:

o	C-kit related adverse events (“AEs”) were low frequency, transient, low-grade events;

o	The majority of AEs observed were resolved while on study prior to subsequent doses; and

o	No dose delays, missed doses or discontinuations were reported due to AEs possibly related to c-Kit blockade.

In July 2025, we reported updated data from the Phase 1b/2a BEACON study in CSU with updates on the 240mg and 360 mg single dose cohorts as well as the 240mg Q8W and the 240mg followed by 180mg Q8W cohorts. Highlights of that update are as follows:

●	Briquilimab administration continued to demonstrate deep and rapid disease control in the 240mg and 360mg single-dose cohorts with 8 of 9 (89%) of participants enrolled across both cohorts achieving a complete response, and with 7 of 9 (78%) achieving a clinical response by week 2.

●	Results from the 240mg Q8W and the 240mg followed by 180mg Q8W dose cohorts demonstrated an atypical absence of UAS7 reduction in 11 of the 13 patients enrolled, and as a result, we are investigating the results of those two cohorts. Among other factors being examined, including clinical site conduct, site dosing procedures, and patient selection criteria, we are also assessing potential product lot variability in one lot of drug product first introduced into the BEACON study in those two cohorts, as all 10 patients dosed with drug supply from that lot failed to show reductions in their reported UAS7 scores. We expect to complete the investigation in the second half of 2025, and in the near-term have provided new clinical drug supply from a different lot for ongoing dosing of existing patients, and are enrolling an additional 10-12 new patients in aggregate across those two cohorts. The additional data on these cohorts is expected to be reported in late 2025.

In September 2025, we provided an update on the status of the investigation. See the section of this prospectus supplement entitled “Prospectus Supplement Summary—Recent Developments” for additional details.

CSU – Open Label Extension (OLE) Study

We commenced an Open Label Extension study (the “OLE”) in which patients in the BEACON study in CSU and the SPOTLIGHT study in CIndU are eligible to roll over to once they have completed their initial follow up period. All patients rolling over to the OLE study are treated with a 180mg Q8W dosing regimen. Highlights of the initial CSU data update for the OLE study released in July 2025 are as follows:

●	Briquilimab treatment resulted in deep and durable disease control in CSU patients in the OLE study at 180mg Q8W, with 8 of 11 participants (73%) achieving complete response at the week 12 assessment; and

●	Briquilimab continued to be well-tolerated in CSU patients in the OLE and demonstrated a favorable safety profile:

o	C-kit related AEs were low frequency, transient, low-grade events;

o	The majority of AEs observed were resolved while on study prior to subsequent doses; and

o	No dose delays, missed doses or discontinuations were reported due to AEs possibly related to c-Kit blockade.

CIndU – SPOTLIGHT Study

In early 2024 we commenced the Phase 1b/2a SPOTLIGHT study in CIndU. In October 2024, we presented positive preliminary data on the 40mg and 120mg cohorts from the study showing the following for the 6-week preliminary analysis period following dosing, as follows:

●	Across the 40mg and 120mg dosing cohorts in the study, 14 of the 15 participants (93%) achieved a clinical response;

●	In the 120mg dose cohort, 10 of 12 participants (83%) experienced a complete response, and 1 participant experienced a partial response; and

●	Briquilimab has been well-tolerated in the study, with no serious adverse events (“SAEs”) and no grade 3 or higher AEs reported.

In late 2024, we added a 180mg single dose cohort to the SPOTLIGHT study in CIndU. In June 2025, we reported positive preliminary data from the 180mg single dose cohort, the highlights of which are as follows:

●	Briquilimab treatment resulted in deep disease control at 180mg, with 12 of 12 participants (100%) enrolled in the cohort achieving a clinical response within the 8-week preliminary analysis period;

●	The efficacy observed was rapid and durable, with 8 of 12 participants (66%) achieving clinical response by week 2, and 7 of 12 participants (58%) maintaining clinical response through week 8; and

●	Briquilimab continued to be well tolerated in the study, with no SAEs and no grade 3 or higher AEs reported in the 180mg cohort.

Asthma – ETESIAN Study

In late 2024, we commenced a Phase 1b/2a study in asthma, the “ETESIAN” study, which is a single dose double-blind, placebo-controlled challenge study seeking to demonstrate proof-of-concept in asthma utilizing a potential therapeutic dose to inform future trials in the broader asthma population. The study is being conducted utilizing a single 180mg dose of subcutaneous briquilimab.

In July 2025, we halted enrollment in the ETESIAN study due to the fact that clinical material for the ETESIAN study was supplied from a drug product lot under investigation due to an atypical lack of efficacy noted in two of the cohorts in the BEACON study in which material from that drug product lot was also used. We are investigating the drug product lot in question and expect to have the results of that investigation in the second half of 2025, at which point we will be able to determine next steps in asthma.

Historically, we have also evaluated briquilimab as a one-time conditioning therapy for severe combined immunodeficiency (“SCID”) patients undergoing a second stem cell transplant for which we conducted a Phase 1/2 clinical trial as well as via Investigator Sponsored Trials (“ISTs”) in several other stem cell transplant indications. As of July 2025, the SCID program and any remaining ISTs are being immediately discontinued to focus resources exclusively on our mast cell disease development programs.

Going Concern

We have incurred significant losses and negative cash flows from operations since our inception. As of June 30, 2025, we had an accumulated deficit of $288.8 million. Given our recurring losses from operations and negative cash flows, and based on our current operating plan, we concluded that there is substantial doubt about our ability to continue as a going concern within one year from August 13, 2025, the date we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, meaning that our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates was less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide certain reduced disclosures available to smaller reporting companies, and the information that we provide to our stockholders may be different than information you might receive from other public reporting companies.

Recent Developments

In September 2025, we provided an update on the ongoing investigation into the confounded efficacy results reported in July 2025 from the 240mg Q8W and the 240mg followed by 180mg Q8W cohorts of the BEACON study in CSU. Based on the work conducted to date, we believe the anomalous efficacy results in these two cohorts do not appear to be related to drug substance (“DS”) or drug product (“DP”) manufacturing or distribution processes. This conclusion reflects, among other factors:

●	a comprehensive review of manufacturing and distribution records;

●	robust testing of multiple lots across the manufacturing and clinical supply chain;

●	independent, blinded testing of returned drug product samples from trial sites; and

●	review of stability samples from the lots used in the two cohorts compared against other lots.

With no evidence of DS or DP issues, the ongoing investigation is now focused on clinical site activity, including:

●	patient selection and enrollment processes;

●	investigational product handling and administration at the site level;

●	drug delivery methods (for example, injection site, needle and injection media); and

●	additional patient- and site-level data review.

We continue to expect to complete the investigation in the fourth quarter of 2025, supported by a key opinion leader panel that will review findings and provide clinical and chemistry, manufacturing and controls recommendations for integration into the planned Phase 2b CSU study.

Corporate Information

We were incorporated under the name “Amplitude Healthcare Acquisition Corporation” on August 13, 2019, as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 24, 2021, we consummated a business combination and changed our name to “Jasper Therapeutics, Inc.”

Our principal executive offices are located at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065, and our telephone number is (650) 549-1400. Our website address is www.jaspertherapeutics.com. Any information contained on, or that can be accessed through, our website is for informational purposes only and not incorporated by reference into, nor is it in any way part of this prospectus supplement or any other report filed with the SEC and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

THE OFFERING

Common Stock offered by us	11,670,707 shares. Each share of Common Stock is being offered and sold together with an accompanying Common Warrant to purchase one share of Common Stock.

Pre-Funded Warrants offered by us	We are also offering, in lieu of shares of our Common Stock and accompanying Common Warrants to certain investors who so elect, Pre-Funded Warrants to purchase 675,000 shares of our Common Stock and accompanying Common Warrants. The purchase price of each Pre-Funded Warrant and accompanying Common Warrant equals the price per share at which the shares of our Common Stock and accompanying Common Warrants are being sold to the public in this offering, minus $0.0001, which is the exercise price of each Pre-Funded Warrant per share of Common Stock. Each Pre-Funded Warrant will be exercisable at any time after the date of issuance of such Pre-Funded Warrant, subject to an ownership limitation. See the section of this prospectus supplement entitled “Description of Warrants—Description of Pre-Funded Warrants” for additional details. This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon exercise of the Pre-Funded Warrants.

Common Warrants offered by us	We are also offering Common Warrants to purchase 12,345,707 shares of our Common Stock. Each Common Warrant will have an initial exercise price per share of $2.92, subject to certain adjustments, will not be exercisable for the first six months from issuance thereof and thereafter will be exercisable for a period of four years, subject to a beneficial ownership limitation. See the section of this prospectus supplement entitled “Description of Warrants—Description of Common Warrants” for additional details. The shares of Common Stock or the Pre-Funded Warrants, as the case may be, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon exercise of the Common Warrants.

Common Stock outstanding before this offering	16,219,243 shares.

Common Stock to be outstanding immediately after this offering	27,889,950 shares, assuming no exercise of the Pre-Funded Warrants and the Common Warrants offered and sold by us.

Use of proceeds	We estimate that the net proceeds from the sale of the Common Stock, Pre-Funded Warrants and accompanying Common Warrants in this offering will be approximately $27.9 million, based on the public offering price of $2.43 per share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock and $2.4299 per Pre-Funded Warrant to purchase one share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any Pre-Funded Warrants or Common Warrants. We will receive nominal proceeds, if any, upon exercise of the Pre-Funded Warrants, and holders of Common Warrants may elect to exercise their Common Warrants on a cashless basis, in which case we would not receive any proceeds upon the exercise thereof. We currently intend to use the net proceeds of this offering and from cash exercises of Common Warrants, together with our existing cash and cash equivalents, for continued advancement of our preclinical and clinical development programs of briquilimab in mast-cell driven diseases, as well as for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. See the section of this prospectus supplement entitled “Use of Proceeds” beginning on page S-14 for additional detail.

Trading symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR” and our public warrants are listed on the Nasdaq Capital Market under the symbol “JSPRW”. There is no public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be extremely limited. See the section of this prospectus supplement entitled “Description of Warrants” for additional information.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of Common Stock to be outstanding immediately after this offering is based on an aggregate of 16,219,243 shares of Common Stock outstanding as of June 30, 2025, and excludes:

●	94,089 shares of Common Stock issued on July 1, 2025 pursuant to our Open Market Sale AgreementSM with Jefferies LLC, dated March 19, 2025 (the “Sales Agreement”);

●	2,581,995 shares of Common Stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of June 30, 2025, with a weighted-average exercise price of $13.95 per share;

●	20,000 shares of our Common Stock issuable upon the vesting of performance-based restricted stock units outstanding under our equity incentive plans as of June 30, 2025;

●	499,986 shares of Common Stock issuable upon the exercise of the outstanding public warrants (“Public Warrants”) as of June 30, 2025, with an exercise price of $115.00 per share;

●	513,644 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2024 Equity Incentive Plan as of June 30, 2025;

●	933,607 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2024 Employee Stock Purchase Plan as of June 30, 2025; and

●	65,665 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. Amended and Restated 2022 Inducement Equity Incentive Plan as of June 30, 2025.

Further, the number of shares of our Common Stock to be outstanding after this offering does not take into account the 13,020,707 shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants or the Common Warrants.

In addition, the number of shares of our Common Stock outstanding immediately after this offering excludes additional shares of Common Stock that we may sell pursuant to the Sales Agreement. As of the date of this prospectus supplement, we may sell up to $93.5 million of shares of our Common Stock remaining available for sale by us under the Sales Agreement, provided no such sales shall be made for 30 days from the date of this prospectus supplement.

Unless otherwise indicated, this prospectus supplement assumes:

●	no exercise of the outstanding options, restricted stock units or warrants described above;

●	no vesting of the outstanding restricted stock units described above; and

●	no exercise of the Pre-Funded Warrants or the Common Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, each of which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occur, our business, financial condition, results of operations, cash flow and future growth prospects could be seriously harmed. This could cause the market price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, for continued advancement of our preclinical and clinical development programs of briquilimab in mast-cell driven diseases, as well as for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses, as further described in the section of this prospectus supplement entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations, delay the development of our product candidates and cause the price of our Common Stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

Purchasers of securities in this offering will experience immediate and substantial dilution in the book value of their investment.

If you purchase shares of our Common Stock or Pre-Funded Warrants and accompanying Common Warrants in this offering, you will experience immediate and substantial dilution, as the public offering price of our Common Stock or Pre-Funded Warrants and accompanying Common Warrants will be substantially greater than the net tangible book value per share of our Common Stock before giving effect to this offering. Accordingly, if you purchase our Common Stock or Pre-Funded Warrants and accompanying Common Warrants in this offering, you will incur immediate substantial dilution of approximately $0.59 per share, representing the difference between the public offering price per share of Common Stock or Pre-Funded Warrants and accompanying Common Warrants and our as adjusted net tangible book value as of June 30, 2025, assuming no exercise of the Pre-Funded Warrants or the Common Warrants and excluding any resulting accounting associated with the Pre-Funded Warrants and Common Warrants. Furthermore, if the Pre-Funded Warrants or the Common Warrants are exercised, you will incur further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock, including sales of our Common Stock pursuant to the Sales Agreement, at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Furthermore, if the Pre-Funded Warrants or the Common Warrants are exercised, you will incur further dilution.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell your shares of our Common Stock for a price greater than that which you paid for it.

There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

There is no public trading market for the Pre-Funded Warrants or the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited. See the section of this prospectus supplement entitled “Description of Warrants” for additional details.

We will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants and may not receive any proceeds from the exercise of any Common Warrants.

Each Pre-Funded Warrant and Common Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Pre-Funded Warrant or Common Warrant, respectively. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants and, if the Common Warrants are exercised on a cashless basis, we will not receive any proceeds upon the exercise thereof.

Holders of any Pre-Funded Warrants or Common Warrants purchased in this offering will have no rights as holders of our Common Stock with respect to the shares of Common Stock underlying such Pre-Funded Warrants or Common Warrants until such holders exercise their Pre-Funded Warrants or Common Warrants and acquire our Common Stock.

Until holders of the Pre-Funded Warrants or the Common Warrants acquire shares of our Common Stock upon exercise of the Pre-Funded Warrants or the Common Warrants, holders of the Pre-Funded Warrants or the Common Warrants will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants or Common Warrants, including with respect to dividends and voting rights. Upon exercise of the Pre-Funded Warrants or the Common Warrants, the holders will be entitled to exercise the rights of a holder of our Common Stock with respect to the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants or Common Warrants only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our Common Stock may not be permitted to exercise Pre-Funded Warrants or Common Warrants that they hold.

A holder of a Pre-Funded Warrant or Common Warrant will not be entitled to exercise any portion of any Pre-Funded Warrant or Common Warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99% or 19.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99% or 19.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants or the Common Warrants, as applicable. Such percentage may be increased by the holder of the Pre-Funded Warrant or the Common Warrant to any other percentage not in excess of 19.99% upon at least 61 days’ prior written notice from the holder to us. As a result, you may not be able to exercise your Pre-Funded Warrants or Common Warrants for shares of our Common Stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your Pre-Funded Warrants or Common Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions for the Pre-Funded Warrants or the Common Warrants. See the sections of this prospectus supplement entitled “Description of Warrants—Description of Pre-Funded Warrants” and “Description of Warrants—Description of Common Warrants” for additional details.

Risks Related to Ownership of Our Common Stock, Pre-Funded Warrants and Common Warrants

Sales of a significant number of shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock. In addition, we may offer and sell, from time to time, shares of our Common Stock pursuant to the Sales Agreement.

If our operations and performance do not meet the expectations of investors or securities analysts or for other reasons, the market price of our securities may decline, and the market price of our Common Stock may continue to be volatile.

Any of the factors listed below could have a negative impact on your investment in our securities, and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	adverse regulatory decisions;

●	any delay in our regulatory filings for our product candidates and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such filings, including without limitation the FDA’s issuance of a “refusal to file” letter or a request for additional information;

●	the Israel-Hamas war, the conflict between Israel and Iran, the ongoing conflict between Ukraine and Russia and other geopolitical conflicts and the global impact of restrictions and sanctions imposed on Russia and the impact thereof on the markets generally, including any adverse effects on macroeconomic conditions such as inflation;

●	the commencement, enrollment or results of any future clinical trials we may conduct, or changes in the development status of our product candidates;

●	adverse results from, delays in or termination of clinical trials;

●	unanticipated serious safety concerns related to the use of our product candidates;

●	lower than expected market acceptance of our product candidates following approval for commercialization;

●	changes in financial estimates by us or by any securities analysts who might cover our stock;

●	changes in the market valuations of similar companies;

●	stock market price and volume fluctuations of comparable companies and, in particular, those that operate in the biopharmaceutical industry;

●	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

●	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

●	investors’ general perception of our business or management;

●	recruitment or departure of key personnel;

●	overall performance of the equity markets;

●	disputes or other developments relating to intellectual property rights, including patents, litigation matters and our ability to obtain, maintain, defend, protect and enforce patent and other intellectual property rights for our technologies;

●	significant lawsuits, including patent or stockholder litigation;

●	proposed changes to healthcare laws in the U.S. or foreign jurisdictions, or speculation regarding such changes;

●	general political and economic conditions; and

●	other events or factors, many of which are beyond our control.

In addition, the stock market in general, Nasdaq and pharmaceutical companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. The trading price of our Common Stock is, and is likely to continue to be, volatile. For example, from January 2, 2024 to December 31, 2024, our closing stock price ranged from $6.63 to $30.00 per share. From January 2, 2025 to September 17, 2025, our closing stock price ranged from $2.33 to $21.09 per share. Broad market and industry factors may negatively affect the market price of our securities, regardless of our actual operating performance. As a result of this volatility, our stockholders may not be able to sell their Common Stock at or above the prices at which they purchased their shares. Moreover, in the past, stockholders have initiated class action lawsuits against pharmaceutical and biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources from our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, may constitute “forward-looking statements” for purposes of federal securities laws. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negative of any of the foregoing) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus may include, for example, but are not limited to, statements about:

●	our or our management team’s expectations, objectives, hopes, beliefs, intentions or strategies regarding the future;

●	our ability to research, discover and develop additional product candidates;

●	our expectations related to the use of any net proceeds from this offering;

●	the success, cost and timing of our product development activities and clinical trials;

●	the potential attributes and benefits, safety and efficacy of our product candidates;

●	our ability to obtain and maintain regulatory approval for our product candidates;

●	our ability to obtain additional funding for our operations in this or future offerings;

●	our projected financial information, anticipated growth rate and market opportunity;

●	our ability to maintain the listing of our public securities on the Nasdaq Capital Market;

●	our public securities’ potential liquidity and trading;

●	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

●	our ability to grow and manage growth profitably;

●	the implementation, market acceptance and success of our business model, developments and projections relating to our competitors and industry;

●	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to identify, in-license or acquire additional technology;

●	our ability to maintain our existing license agreements and manufacturing arrangements;

●	our investigation into a drug product lot used in our Phase 1b/2a BEACON study in CSU and Phase 1b/2a ETESIAN study in asthma, and the results of such investigation;

●	our expectations regarding the anticipated benefits of our corporate reorganization, including the reduction in force, and our ability to implement and achieve the expected cost savings in connection therewith;

●	our ability to continue as a going concern; and

●	the volatility of the trading price of our Common Stock.

We caution you that the foregoing list may not contain all the forward-looking statements made in this prospectus supplement or in the documents incorporated by reference in this prospectus supplement.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement, and under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, each of which is on file with the SEC and incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement, except as may be required under applicable securities laws. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

MARKET AND INDUSTRY DATA

Certain information contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement relates to or is based on studies, publications, surveys, publicly available information, reports of governmental agencies and other data obtained from third-party sources and our own internal estimates and research. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. While we believe these third-party sources to be reliable as of the date of this prospectus supplement or such document incorporated by reference, we have not independently verified the market and industry data contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus supplement and the documents incorporated by reference into this prospectus supplement. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus supplement titled “Risk Factors” and under similar headings in the documents incorporated by reference into this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Common Stock, Pre-Funded Warrants and accompanying Common Warrants in this offering will be approximately $27.9 million, based on the public offering price of $2.43 per share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock and the public offering price of $2.4299 per Pre-Funded Warrant to purchase one share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any Pre-Funded Warrants or Common Warrants. We will receive nominal proceeds, if any, upon exercise of the Pre-Funded Warrants and would only receive proceeds upon the exercise of Common Warrants to the extent the holder thereof elects to exercise such Common Warrants on a cash basis.

We currently intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, for continued advancement of our preclinical and clinical development programs of briquilimab in mast-cell driven diseases, as well as for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in other businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or arrangements to do so.

The amounts of and timing of our use of the net proceeds from the sale of securities under this prospectus supplement will depend on a number of factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus supplement. Accordingly, we will retain broad discretion over the use of such proceeds.

Pending application of the net proceeds as described above, we intend to temporarily invest the net proceeds primarily in short term, interest-bearing instruments.

DILUTION

If you purchase our Common Stock or Pre-Funded Warrants and accompanying Common Warrants in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock or Pre-Funded Warrants and accompanying Common Warrant and the as adjusted net tangible book value per share of Common Stock immediately after this offering.

Our net tangible book value as of June 30, 2025, was approximately $23.5 million, or $1.45 per share of Common Stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of our Common Stock outstanding as of June 30, 2025.

After giving effect to the sale by us of: (i) 11,670,707 shares of Common Stock and accompanying Common Warrants to purchase 11,670,707 shares of Common Stock at the public offering price of $2.43 per share of Common Stock and accompanying Common Warrant and (ii) Pre-Funded Warrants to purchase 675,000 shares of our Common Stock and accompanying Common Warrants to purchase 675,000 shares of Common Stock at the public offering price of $2.4299 per Pre-Funded Warrant and accompanying Common Warrant (which equals the public offering price per share of our Common Stock and accompanying Common Warrant less the $0.0001 per share exercise price of each such Pre-Funded Warrant) (and excluding shares of our Common Stock issued and any proceeds received upon exercise of the Pre-Funded Warrants or the Common Warrants or any resulting accounting associated with the Pre-Funded Warrants or the Common Warrants), and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $51.3 million, or $1.84 per share of Common Stock. This represents an immediate increase in the net tangible book value of $0.39 per share of Common Stock to our existing stockholders and an immediate dilution in net tangible book value of $0.59 per share of Common Stock issued to the investors participating in this offering.

The following table illustrates this per share dilution, assuming holders of the Pre-Funded Warrants and Common Warrants offered hereby do not exercise the Pre-Funded Warrants or Common Warrants:

Combined public offering price per share of Common Stock and accompanying Common Warrant to purchase Common Stock		$2.43
Net tangible book value per share as of June 30, 2025	$1.45
Increase in net tangible book value per share attributable to this offering	$0.39
As adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering		$1.84
Dilution per share to investors participating in this offering		$0.59

If holders of the Pre-Funded Warrants and Common Warrants exercise the Pre-Funded Warrants and Common Warrants in full on a cash basis, the as adjusted net tangible book value per share of our Common Stock after this offering would be $2.14 per share, the increase in net tangible book value per share to existing stockholders would be $0.69 per share, and the dilution in net tangible book value per share to investors participating in this offering would be $0.29 per share.

The above discussion and table are based on an aggregate of 16,219,243 shares of Common Stock outstanding as of June 30, 2025, and excludes:

●	94,089 shares of Common Stock issued on July 1, 2025 pursuant to the Sales Agreement;

●	2,581,995 shares of Common Stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of June 30, 2025, with a weighted-average exercise price of $13.95 per share;

●	20,000 shares of our Common Stock issuable upon the vesting of performance-based restricted stock units outstanding under our equity incentive plans as of June 30, 2025;

●	499,986 shares of Common Stock issuable upon the exercise of the outstanding Public Warrants as of June 30, 2025, with an exercise price of $115.00 per share;

●	513,644 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2024 Equity Incentive Plan as of June 30, 2025;

●	933,607 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2024 Employee Stock Purchase Plan as of June 30, 2025; and

●	65,665 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. Amended and Restated 2022 Inducement Equity Incentive Plan as of June 30, 2025.

In addition, the number of shares of our Common Stock outstanding immediately after this offering excludes additional shares of Common Stock that we may sell pursuant to our Sales Agreement. As of the date of this prospectus supplement, we may sell up to $93.5 million of shares of our Common Stock remaining available for sale by us under the Sales Agreement, provided no such sales shall be made for 30 days from the date of this prospectus supplement.

To the extent that options or warrants (including the Pre-Funded Warrants and the Common Warrants) are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of Common Stock or other equity or convertible debt securities in the future, there may be further dilution to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF WARRANTS

The following is a brief summary of certain terms and conditions of the Pre-Funded and Common Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the Pre-Funded and Common Warrants.

Description of Pre-Funded Warrants

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to each individual purchaser of a Pre-Funded Warrant. The form of Pre-Funded Warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Term

The Pre-Funded Warrants will expire on the date the warrant is exercised in full.

Exercisability

The Pre-Funded Warrants are exercisable at any time after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of Common Stock purchased upon such exercise. As an alternative to payment of the exercise price in immediately available funds, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional shares of our Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of any fractional share in an amount equal to such fractional share multiplied by the exercise price or round down to the nearest whole share.

Exercise Limitations

Under the Pre-Funded Warrants, we may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99% or 19.99%) of the number of issued and outstanding shares of our Common Stock following such exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99% or 19.99%) of the combined voting power of all of our securities outstanding following such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior written notice from the holder to us.

Exercise Price

The exercise price of our Common Stock purchasable upon the exercise of the Pre-Funded Warrants is $0.0001 per share. The exercise price of the Pre-Funded Warrants and the number of shares of our Common Stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock, as well as upon any pro-rata distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to the restrictions on transfer set forth in the Pre-Funded Warrants and applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for the listing of the Pre-Funded Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, in which the Company is not the surviving entity, the acquisition of more than 50% of our voting power of our capital stock, or any person or group becoming the beneficial owner of more than 50% of the voting power of our outstanding capital stock), the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights or the right to receive dividends, until such holder exercises the Pre-Funded Warrant.

Description of Common Warrants

Form

The Common Warrants will be issued as individual warrant agreements to each individual purchaser of a Common Warrant. The form of Common Warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Term

The Common Warrants will expire 4.5 years after the date of issuance.

Exercisability

The Common Warrants are exercisable commencing six months from the date of original issuance. The Common Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of Common Stock purchased upon such exercise. As an alternative to payment of the exercise price in immediately available funds, the holder may, in its sole discretion and subject to certain conditions set forth in the Common Warrant, elect to exercise the Common Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Common Warrant and we would not receive any cash proceeds upon such exercise. No fractional shares of our Common Stock will be issued in connection with the exercise of a Common Warrant, and the number of shares of our Common Stock to be issued will be rounded up to the nearest whole number.

Exercise Limitations

Under the Common Warrants, we may not effect the exercise of any Common Warrant, and a holder will not be entitled to exercise any portion of any Common Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99% or 19.99%) of the number of issued and outstanding shares of our Common Stock following such exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99% or 19.99%) of the combined voting power of all of our securities outstanding following such exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder of a Common Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior written notice from the holder to us.

Exercise Price

The exercise price of our Common Stock purchasable upon the exercise of the Common Warrants is $2.92 per share. The exercise price of the Common Warrants and the number of shares of our Common Stock issuable upon exercise of the Common Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock, as well as upon any pro-rata distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to the restrictions on transfer set forth in the Common Warrants and applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established trading market for the Common Warrants, and we do not expect a market to develop. We do not intend to apply for the listing of the Common Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Common Warrants, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, in which the Company is not the surviving entity, the acquisition of more than 50% of our voting power of our capital stock, or any person or group becoming the beneficial owner of 50% or more of the voting power of our outstanding capital stock), the holders of the Common Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Common Warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Common Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights or the right to receive dividends, until such holder exercises the Common Warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. AND NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock, Pre-Funded Warrants and Common Warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. Throughout this summary, except where expressly indicated (such as in the “Treatment of Pre-Funded Warrants” section) all references to our Common Stock are meant to include our Pre-Funded Warrants. The term “securities” in this summary, where applicable, refers to our Common Stock, Pre-Funded Warrants and Common Warrants. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, with the resulting U.S. federal income tax consequences being different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or government organizations;

●	regulated investment companies;

●	real estate investment trusts;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, five (5)% or more of our capital stock;

●	certain U.S. expatriates, citizens or former long-term residents of the United States;

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons that have a functional currency other than the U.S. dollar;

●	persons deemed to sell our securities under the constructive sale provisions of the Code;

●	pension plans;

●	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities or arrangements;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	integral parts or controlled entities of foreign sovereigns;

●	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

●	persons that acquire our securities as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our Common Stock, Pre-Funded Warrants or Common Warrants, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our Common Stock, Pre-Funded Warrants or Common Warrants, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our Common Stock, Pre-Funded Warrants or Common Warrants.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock, Pre-Funded Warrants or Common Warrants arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTORS SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE COMMON STOCK, Pre-Funded Warrants OR COMMON WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a U.S. Holder

For purposes of this summary, a “U.S. Holder” is any beneficial owner of our Common Stock, Pre-Funded Warrants or Common Warrants that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our Common Stock, Pre-Funded Warrants or Common Warrants that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, a holder’s acquisition of shares of Common Stock and accompanying Common Warrants or Pre-Funded Warrants and accompanying Common Warrants will be treated as an “investment unit” consisting of one share of Common Stock and one Common Warrant to acquire one share of our Common Stock or one Pre-Funded Warrant and one Common Warrant to acquire one share of our Common Stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the Common Stock or Pre-Funded Warrant, as applicable, and the Common Warrant included in each unit. We do not intend to advise holders of Common Stock or Pre-Funded Warrants and, as applicable, the accompanying Common Warrants with respect to this determination, and holders are advised to consult their tax and financial advisors with respect to the relative fair market values of the Common Stock or Pre-Funded Warrants, as applicable, and the Common Warrants for U.S. federal income tax purposes

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we generally believe a Pre-Funded Warrant should be treated as Common Stock for U.S. federal income tax purposes and a U.S. Holder or Non-U.S. Holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of our Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant, and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the Common Stock received upon exercise, increased by the exercise price of $0.01 per share. However, our characterization of a Pre-Funded Warrant is not binding on the IRS, and the IRS may treat our Pre-Funded Warrants as warrants to acquire our Common Stock. If so, the amount and character of your gain with respect to an investment in our Pre-Funded Warrants could change. Accordingly, each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that our characterization described above is respected for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed, we do not currently expect to make distributions on our Common Stock. In the event that we do make distributions of cash or other property, distributions paid on Common Stock, other than certain pro rata distributions of Common Stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, if any, and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the Common Stock. Any remaining excess will be treated as a capital gain.

Subject to applicable limitations (including certain holding period requirements), dividends paid to certain non-corporate U.S. Holders (including individuals) may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances.

Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Common Stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Common Stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Common Stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Common Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Common Warrants (other than by exercise) in an amount equal to the difference, if any, between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in Common Warrants sold or otherwise disposed of, in each case as determined in U.S. dollars. Gain or loss recognized on such sale or other taxable disposition generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Warrant is held for more than one year. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Deductions for capital losses are subject to complex limitations under the Code.

A U.S. Holder should not recognize gain or loss on the exercise of Common Warrants and related receipt of Common Stock. A U.S. Holder’s initial tax basis in the Common Stock received on the exercise of a Common Warrant should be equal to the sum of (i) such U.S. Holder’s initial tax basis in such Common Warrant plus (ii) the exercise price paid by such U.S. Holder on the exercise of such Common Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Common Warrant will commence on the date of exercise of the Common Warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the Common Warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of the Common Warrants into shares of Common Stock. The U.S. federal income tax treatment of a cashless exercise of Common Warrants into shares of Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Common Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.

Upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Common Warrants and Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of the Common Warrants or Pre-Funded Warrants, or an adjustment to the exercise price of the Common Warrants or Pre-Funded Warrants, may be treated as a constructive distribution to a U.S. Holder of the Common Warrants or Pre-Funded Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our earnings and profits or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or property to the shareholders). Adjustments to the exercise price of the Common Warrants or Pre-Funded Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the Common Warrants or Pre-Funded Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property (see more detailed discussion of the rules applicable to distributions we make at “Sale or Other Disposition of Common Stock, Pre-Funded Warrants and Common Warrants” above).

Tax Consequences to Non-U.S. Holders

Distributions on Common Stock

As discussed above, we do not anticipate paying any dividends on our Common Stock in the foreseeable future. If we make distributions on our Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the “—Tax Consequences to U.S. Holders—Gain on Sale or Other Disposition of Common Stock” section. Any such distributions would be subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance Act, also known as “FATCA”.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN or W-8 BEN-E (generally including a U.S. taxpayer identification number), or another appropriate version of IRS Form W-8 (or a successor form) (together with appropriate attachments), which must be updated periodically, and which, in each case, must certify qualification for the reduced treaty rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty, generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or other applicable IRS Form W-8 (or successor form) (together with appropriate attachments) certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same rates applicable to U.S. persons, net of certain deductions and credits (provided an applicable federal income tax return is timely and correctly filed) and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS. As described under “—Tax Consequences to U.S. Holders—Certain Adjustments to the Common Warrants and Pre-Funded Warrants” above, an adjustment to the Pre-Funded Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described above in this section. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Common Warrants or the Pre-Funded Warrants.

Gain on Sale or Other Disposition of Common Stock and Common Warrants

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock or Common Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain (provided an applicable federal income tax return is timely and correctly filed) derived from the sale under regular U.S. federal income tax rates applicable to U.S. persons, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

●	we are a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our Common Stock. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock, will not be subject to United States federal income tax if (a) shares of our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as the Nasdaq Capital Market, and (b) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the shares of our Common Stock throughout the five-year period ending on the date of the sale or exchange. If the foregoing “regularly traded” exception does not apply, such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Non-U.S. Holders of Pre-Funded Warrants should consult their tax advisors regarding the application of these rules with respect to the Pre-Funded Warrants. Furthermore, holders of Common Warrants should also consult their tax advisors regarding the application of these rules with respect to such Common Warrants as well as Common Stock held by such persons.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions (including deemed distributions) on Common Stock or Common Warrants, and the proceeds of a sale or other disposition of Common Stock or Common Warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8 (or a suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions (or deemed distribution) on Common Stock or Common Warrants paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of Common Stock or Common Warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements(but not backup withholding) unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of Common Stock or Common Warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Code generally imposes a U.S. federal withholding tax of 30% on dividends and, subject to the discussion below regarding proposed regulations issued by the U.S. Treasury Department, the gross proceeds of a disposition of securities paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and, subject to the discussion below regarding proposed regulations issued by the U.S. Treasury Department, will apply to the gross proceeds of a disposition of securities paid to a non-financial foreign entity (as defined in the Code), unless such entity either provides the withholding agent with a certification that it does not have any substantial direct or indirect “United States owners” (as defined in the Code) or provides information regarding each substantial United States owner of the entity, or otherwise qualifies for an exemption from these rules.

Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in the paragraph above.

The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock or Common Warrants. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock or Common Warrants, and the possible impact of these rules and the proposed regulations on the entities through which they hold our Common Stock or Common Warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED OR OTHER CHANGE IN APPLICABLE LAWS. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE OR LOCAL TAX LAWS.

Underwriting

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Common Stock, Pre-Funded Warrants and Common Warrants being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our Common Stock, Pre-Funded Warrants and accompanying Common Warrants set forth opposite its name below. TD Securities (USA) LLC is acting as the representative of the underwriters (the “Representative”).

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Accompanying Common Warrants
TD Securities (USA) LLC	11,670,707	675,000	12,345,707

Total	11,670,707	675,000	12,345,707

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares of Common Stock, Pre-Funded Warrants and Common Warrants sold under the underwriting agreement if any of these shares of Common Stock, Pre-Funded Warrants and Common Warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of Common Stock, Pre-Funded Warrants and accompanying Common Warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Certain of our officers and directors have indicated an interest in purchasing an aggregate of up to approximately 143,000 shares of Common Stock and accompanying Common Warrants to purchase 143,000 shares of Common Stock in this offering at the public offering price and on the same terms and conditions as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares of Common Stock and accompanying Common Warrants to any of these potential purchasers, and any of these potential purchasers could determine to purchase more, fewer or no shares of Common Stock and accompanying Common Warrants in this offering. The underwriters will receive the same underwriting discounts and commissions on any shares of Common Stock and accompanying Common Warrants purchased by these parties as they will on any other shares of Common Stock and accompanying Common Warrants sold to the public in this offering.

Discounts and Commissions. The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.4 million and are payable by us. We have agreed to reimburse the underwriters for up to $40,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

	Per Share and Accompanying Common Warrant	Per Pre- Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$2.43	$2.4299	$30,000,000.51
Underwriting discounts and commissions	$0.1458	$0.1458	$1,800,004.08
Proceeds, before expenses, to us	$2.2842	$2.2841	$28,199,996.43

The underwriters propose to offer (i) the shares of Common Stock and accompanying Common Warrants and (ii) Pre-Funded Warrants and accompanying Common Warrants at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the shares of Common Stock and accompanying Common Warrants and Pre-Funded Warrants and accompanying Common Warrants to securities dealers at the public offering price less a concession not in excess of $0.08748 per share of Common Stock and accompanying Common Warrant and $0.08748 per Pre-Funded Warrant and accompanying Common Warrant. If all of the shares of Common Stock and accompanying Common Warrants and Pre-Funded Warrants and accompanying Common Warrants are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. Sales of any shares of Common Stock accompanying Common Warrants and Pre-Funded Warrants and accompanying Common Warrants may be made by affiliates of the underwriters.

Our Common Stock is listed on the Nasdaq Capital Market under the trading symbol “JSPR.” We do not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

Stabilization. In connection with this offering, the underwriters (and their affiliates) may engage in stabilizing transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the Common Stock while the offering is in progress.

●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Common Stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters (and their affiliates) and selling group members may engage in passive market making transactions in our Common Stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of Common Stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we and our executive officers, directors, and certain of our other stockholders, have agreed, subject to certain exceptions, not to (and to not cause or direct any affiliate to) (i) offer, sell, assign, transfer, pledge, contract to sell, lend, or otherwise dispose of or announce the intention to otherwise dispose of, or (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the stockholder or someone other than the stockholder) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of, (iii) engage in, or announce the intention to engage in, any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for the Common Stock or (iv) make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock without the prior written consent of the Representative for a period of 90 days after the date of the pricing of the offering (the “Lock-Up Period”).

This lock-up provision applies to Common Stock and to securities convertible into or exchangeable or exercisable for Common Stock. It also applies to Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue Common Stock or options pursuant to employee benefit plans, (b) issue Common Stock upon exercise of outstanding options or warrants and (c) issue securities in connection with acquisitions or similar transaction.

The exceptions permit our executive officers, directors, and shareholders, as parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain gifts to any member of immediate family, charity or educational institution; (b) make transfers to certain trusts; (c) make transfers by will, other testamentary document or intestate succession; (d) make transfers for bona fide estate planning purposes; (e) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any stockholder, partner, member or manager of, or owner of similar equity interests in, the party; (f) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all or substantially all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement, or to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the party; (g) enter into transactions relating to shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in this offering or in open market transactions after completion of this offering; (h) enter into a 10b5-1 trading plan, provided that such plan does not permit the sale of any Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made regarding such transaction during the Lock-Up Period; (i) make transfers to us to satisfy tax withholding obligations (including by way of net exercise or settlement) pursuant to our equity incentive plans disclosed in this prospectus supplement and the accompanying prospectus; (j) make transfers by operation of law pursuant to an order or decree of any governmental agency or body having jurisdiction over the party’s properties or assets or pursuant to a qualified domestic order in connection with a divorce settlement; (k) make transfers or dispositions to us pursuant to any contractual arrangement that provides for the repurchase of the party’s common stock or other securities in connection with the termination of the party’s employment or other service relationship with us; (l) make transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction; and (m) make sales pursuant to any 10b5-1 trading plan, provided that such plan was established and disclosed to the Representative prior to this offering and any filing that is made in connection with such transaction during the Lock-Up Period states that the transaction has been executed under a 10b5-1 plan and the date such plan was adopted, provided that in the case of clauses (a)-(f) or (j), each transferee sign and deliver a lock-up agreement substantially in the form of this “lock-up” agreement and such transactions should not involve a disposition of value; and provided, further, that in the case of clauses (a)-(f), (i), (j) or (k), no public announcement or filing is voluntarily made regarding such transaction during the Lock-Up Period, and if required to file a report under Section 16(a) of the Exchange Act during the lock-up period, include a statement in such report describing the transaction.

The Representative, in its sole discretion, may release our Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our Common Stock and other securities from lock-up agreements, the Representative will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Electronic Offer, Sale, and Distribution of Shares, Pre-Funded Warrants and Common Warrants. This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The Representative may agree to allocate a number of shares of Common Stock and accompanying Common Warrants and Pre-Funded Warrants and accompanying Common Warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services in the ordinary course of business for us and our affiliates for which they have received, and may in the future receive, customary fees and commissions for such transactions. The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada. The Common Stock, Pre-Funded Warrants and Common Warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Member State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representatives of the underwriters for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or the Representatives of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong. The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

United Kingdom. No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the Representatives of the underwriters for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Israel. In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed, or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed, or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase shares in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or make, distribute, or direct an offer to subscribe for our Common Stock, Pre-Funded Warrants and Common Warrants to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to the offered Common Stock, Pre-Funded Warrants and Common Warrants, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of Common Stock, Pre-Funded Warrants and Common Warrants; (iv) that the shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the shares as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Qatar. The shares described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Singapore. Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

A.	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B.	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C.	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

A.	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland. The shares will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Paul Hastings LLP, Palo Alto, California. DLA Piper LLP (US), New York, New York is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth or incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part and the exhibits to such registration statement. For further information with respect to us and the securities offered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement of which this prospectus supplement is a part and the exhibits to such registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or an exhibit to the reports or other documents incorporated by reference into this prospectus supplement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065 or telephoning us at (650) 549-1400.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at www.jaspertherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below as of their respective dates of filing, which we have already filed with the SEC. Any report or information within any of the documents referred below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement.

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 12, 2025 and August 13, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 8, 2025, March 19, 2025, June 16, 2025, July 3, 2025, July 7, 2025 and July 9, 2025; and

●	the description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-39138), filed with the SEC under Section 12(b) of the Exchange Act on November 18, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement, and such future filings will become a part of this prospectus supplement from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address or phone number:

Jasper Therapeutics, Inc.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
Attn: President and Chief Executive Officer
Phone: (650) 549-1400

You also may access these filings on our Internet site at https://www.jaspertherapeutics.com/. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus supplement or the registration statement of which this prospectus supplement is a part, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

Jasper Therapeutics, Inc.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Depositary Shares

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities, in one or more offerings. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, rights, depositary shares or units. The aggregate initial offering price of all securities sold under this prospectus will not exceed $300,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of the securities being offered.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our voting common stock is listed on the Nasdaq Capital Market under the trading symbol “JSPR.” On March 17, 2025, the last reported sale price of our voting common stock was $5.65 per share. Our warrants are listed on the Nasdaq Capital Market under the symbol “JSPRW”. On March 17, 2025, the last reported sale price per warrant was $0.144. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

We are a “smaller reporting company” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission. See “Prospectus Summary—Implications of Being a Smaller Reporting Company”.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and contained in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be offered and sold from time to time, through agents designated by us or to or through underwriters, brokers or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters, brokers or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters, brokers or dealers and any applicable fees, commissions, discounts and over allotment options will be set forth in a prospectus supplement or a related free writing prospectus. When applicable, the price to the public of such securities and the net proceeds we expect to receive from such sale, if any, will also be set forth in a prospectus supplement or a related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell securities from time to time and in one or more offerings up to a total dollar amount of $300,000,000 as described in this prospectus. This prospectus provides you with a general description of the securities we may offer.

Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any related free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

Unless the context requires otherwise, references in this prospectus to “Jasper,” “we,” “us” and “our” refer to Jasper Therapeutics, Inc. and its consolidated subsidiary, unless otherwise specified.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or in the documents incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Before you decide whether to purchase our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and the related notes, as well as the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage biotechnology company focused on developing therapeutics targeting mast cell driven diseases such as Chronic Spontaneous Urticaria (“CSU”), Chronic Inducible Urticaria (“CIndU”) and Asthma. We are evaluating additional indications in mast cell driven diseases for potential future development and we have also historically supported development programs in diseases where targeting diseased hemopoietic stem cells can provide benefits, such as and stem cell transplant conditioning regimens.

Our lead product candidate, briquilimab, is a monoclonal antibody designed to block stem cell factor (“SCF”) from binding to and signaling through the CD117 (“c-Kit”) receptor on mast and stem cells. The SCF/c-Kit pathway is a survival signal for mast cells and we believe that blocking this pathway may lead to depletion of these cells throughout the body, including in the lungs and in the skin, which could lead to significant clinical benefit for patients with mast-cell driven diseases such as asthma and chronic urticarias. To that end, we are focusing on advancing a portfolio of clinical programs in mast cell driven diseases. Development highlights include:

●	We commenced the Phase 1b/2a BEACON study in CSU in late 2023 and in January 2025, we presented positive preliminary data as of December 31, 2024 from the first 8 dosing cohorts in the study (10mg, 40mg, 80mg Q8W, 120mg Q8W, 120mg Q12W, 180mg Q8W, 180mg Q12W, 240mg single-dose). Average patient duration on study as of the cutoff date for the data presented was approximately 28 weeks. Highlights of the data are as follows:

o	Briquilimab demonstrated a rapid onset of clinical efficacy:

●	Clinical responses were seen as early as 1 week post-dose; and

●	Complete responses were observed as early as week 2 post-dose

o	Briquilimab drove deep and meaningful clinical responses:

●	UAS7 reductions of as much as 29 points were noted 4 weeks post-dose (120mg Q12W); and

●	100% complete responses through 8 weeks were demonstrated at the 240mg dose level

o	Dose dependent durability was observed in complete responses and well-controlled disease

●	Complete responses showed durability out to:

▪	4 weeks at 120mg

▪	6 weeks at 180mg

▪	8 weeks at 240mg

o	Briquilimab was well tolerated and demonstrated a favorable safety profile:

●	C-kit related adverse events (“AEs”) were low frequency, transient, low-grade events;

●	The majority of AEs observed were resolved while on study prior to subsequent doses; and

●	No dose delays, missed doses or discontinuations were reported due to AEs possibly related to c-Kit blockade

●	We commenced the Phase 1b/2a SPOTLIGHT study in CIndU in early 2024. In October 2024, we presented positive preliminary data on the 40mg and 120mg cohorts from the study showing the following for the 6-week preliminary analysis period following dosing, as follows:

o	Across the 40mg and 120mg dosing cohorts in the study, 14 of the 15 participants (93%) achieved a clinical response;

o	In the 120mg dose cohort, 10 of 12 participants (83%) experienced a complete response, and 1 participant experienced a partial response; and

o	Briquilimab has been well-tolerated in the study, with no serious adverse events (“SAEs”) and no grade 3 or higher adverse events reported

●	We commenced an Open Label Extension (the “OLE”) study whereby the participants from BEACON and SPOTLIGHT, on study completion, may roll over to the study, to receive 180mg SC briquilimab every 8 weeks.

●	We commenced a Phase 1b/2a ETESIAN study in Asthma in late 2024.

●	We are actively evaluating the potential for briquilimab in additional mast cell driven diseases.

We are also developing briquilimab as a one-time conditioning therapy for severe combined immunodeficiency (“SCID”) patients undergoing a second stem cell transplant for which we are currently conducting a Phase 1/2 clinical trial.

We intend to become a fully integrated discovery, development and commercial company in the field of mast cell therapeutics. We are developing our product candidates to be used individually or, in some cases, in combination with other therapeutics. Our goal is to advance our product candidates through regulatory approval and bring them to the commercial market based on the data from our clinical trials and communications with regulatory agencies and payor communities. We expect to continue to broaden our pipeline with additional mast cell indications and next-generation products by leveraging our research organization.

We have an exclusive license agreement with Amgen Inc. (“Amgen”) for the development and commercialization of the briquilimab monoclonal antibody in all indications and territories worldwide. We also have an exclusive license agreement with Stanford University for the right to use briquilimab in the clearance of diseased stem cells prior to the transplantation of hematopoietic stem cells (“HSCs”).

Funding Requirements and Going Concern

We have incurred significant losses and negative cash flows from operations since our inception. As of December 31, 2024, we had an accumulated deficit of $240.9 million. Given our recurring losses from operations and negative cash flows, and based on our current operating plan, we concluded that there is substantial doubt about our ability to continue as a going concern within one year from February 28, 2025, the date we filed our Annual Report on Form 10-K for the year ended December 31, 2024. In its report on our consolidated financial statements for the year ended December 31, 2024, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our future viability as an ongoing business is dependent on our ability to generate cash from our operating activities or to raise additional capital to finance our operations. We expect to finance our future cash needs through equity financing, debt financings, collaborations or a combination of these approaches. The sale of equity or convertible debt securities may result in dilution to our stockholders, and, in the case of preferred equity securities or convertible debt, those securities could provide for rights, preferences or privileges senior to those of our common stock. Debt financings may subject us to covenant limitations or restrictions on our ability to take specific actions, such as incurring additional debt or making capital expenditures. Our ability to raise additional funds may be adversely impacted by negative global economic conditions and any disruptions to and volatility in the credit and financial markets in the United States and worldwide or other factors. There can be no assurance that we will be successful in acquiring additional funding at levels sufficient to fund our operations or on terms favorable or acceptable to us. If we are unable to obtain adequate financing when needed or on terms favorable or acceptable to us, we may be forced to delay, reduce the scope of or eliminate one or more of our research and development programs.

Implications of Being a Smaller Reporting Company

 We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act, meaning that our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates was less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide certain reduced disclosures available to smaller reporting companies, and the information that we provide to our stockholders may be different than information you might receive from other public reporting companies.

We will qualify as a smaller reporting company until the fiscal year following the determination that the market value of our stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or if our annual revenues are less than $100 million during the most recently completed fiscal year, until the fiscal year following the determination that the market value of our stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different from the information you receive from other public reporting companies.

Corporate Information

We were incorporated under the name “Amplitude Healthcare Acquisition Corporation” on August 13, 2019 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 24, 2021, we consummated a business combination (the “Business Combination”) and changed our name to “Jasper Therapeutics, Inc.”

Our principal executive offices are located at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065, and our telephone number is (650) 549-1400. Our website address is www.jaspertherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Description of Securities

We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in combination with other securities or in units, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity date, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exercise, exchange or sinking fund terms, if any;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

The securities may be offered directly to investors from time to time, through agents designated by us or to or through agents, underwriters, brokers or dealers. We, and our agents, underwriters, brokers or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters, brokers or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters, brokers or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment or other options to purchase additional securities, if any; and

●	the net proceeds to us, if any.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page 8 of this prospectus.

Nasdaq Capital Market Exchange Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR.” Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “JSPRW.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, together with all of the other information appearing in or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any free writing prospectus, any post-effective amendment or in any filing or document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of federal securities laws. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negative of any of the foregoing) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may include, for example, but are not limited to, statements about:

●	our or our management team’s expectations, objectives, hopes, beliefs, intentions or strategies regarding the future;

●	our ability to research, discover and develop additional product candidates;

●	the success, cost and timing of our product development activities and clinical trials;

●	the potential attributes, benefits, safety and efficacy of our product candidates;

●	the timing, reported results and any subsequent changes to our interim or preliminary data from our clinical trials;

●	our ability to obtain and maintain regulatory approval for our product candidates;

●	our ability to obtain additional funding for our operations;

●	our projected financial information, anticipated growth rate and market opportunity;

●	our public securities’ potential liquidity and trading;

●	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

●	our ability to grow and manage growth profitably;

●	the implementation, market acceptance and success of our business model, developments and projections relating to our competitors and industry;

●	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to identify, in-license or acquire additional technology;

●	our ability to maintain our existing license agreements and manufacturing arrangements;

●	our expectations related to the use of any net proceeds from offerings of our securities under this prospectus and the applicable prospectus supplement;

●	our ability to continue as a going concern; and

●	the volatility of the trading price of our Common Stock.

We caution you that the foregoing list may not contain all the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 28, 2025, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and elsewhere in the documents incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, except as may be required under applicable securities laws. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development, capital expenditures, working capital and general and administrative expenses. We also may use a portion of the net proceeds to acquire or invest in other businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements to do so.

The amounts of and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, we will retain broad discretion over the use of such proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds, if any, received from the sale of any securities sold pursuant to such prospectus supplement or free writing prospectus. Pending application of the net proceeds as described above, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to our second amended and restated certificate of incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), our third amended and restated bylaws (the “Amended and Restated Bylaws”) and the provisions of applicable law. A copy of our Amended and Restated Certificate of Incorporation and a copy of our Amended and Restated Bylaws are filed as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (“DGCL”), as applicable.

Authorized and Outstanding Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 490,000,000 shares of voting common stock (the “Common Stock”), 2,000,000 shares of non-voting common stock (the “Non-Voting Common Stock”), and 10,000,000 shares of undesignated preferred stock (the “Preferred Stock”). As of March 14, 2025, we had 15,022,122 shares of Common Stock outstanding and no shares of Non-Voting Common Stock outstanding.

Common Stock

Under our Amended and Restated Certificate of Incorporation, holders of our Common Stock and our Non-Voting Common Stock have identical rights other than with respect to voting and conversion rights, each as described below.

Voting Power

Except as otherwise expressly provided in our Amended and Restated Certificate of Incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our Common Stock are entitled to one vote per share of Common Stock, and holders of Non-Voting Common Stock shall not be entitled to any votes per share of Non-Voting Common Stock, including for the election of directors.

Conversion Rights

Holders of Common Stock do not have conversion rights, while holders of Non-Voting Common Stock shall have the right to convert each share of Non-Voting Common Stock held by such holder into one share of Common Stock at such holder’s election by providing written notice to us, provided that as a result of such conversion, such holder, together with its affiliates and any members of a Schedule 13(d) group with such holder, would not beneficially own in excess of 9.9% of our Common Stock following such conversion. However, this ownership limitation may be increased to any other percentage designated by such holder of our Non-Voting Common Stock (and applicable only to such holder) upon 61 days’ prior written notice to us or decreased to any other percentage designated by such holder of our Non-Voting Common Stock (and applicable only to such holder) at any time upon prior written notice to us. Holders of our Non-Voting Common Stock are also permitted to make certain transfers to non-affiliates upon which such transferred shares would immediately convert to shares of our Common Stock upon the written request of the original holder and the written certification from the transferee holder of its non-affiliation with the original holder of such Non-Voting Common Stock.

Dividends

Holders of our Common Stock are entitled to receive ratably any dividends declared by our board of directors (the “Board”) or a committee thereof out of funds legally available for that purpose, subject to any preferential dividend rights of any then outstanding preferred stock. Our Common Stock does not have preemptive rights or other subscription rights or redemption or sinking fund provisions.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our Common Stock, subject to any liquidation preference of any then outstanding preferred stock. The holders of Non-Voting Common Stock rank on parity with holders of Common Stock as to such distributions.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except that our current Class II directors are serving an initial two-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that shares of our Preferred Stock may be issued from time to time in one or more series. Our Board is authorized to fix the number of shares applicable to any such series of Preferred Stock and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof. Our Board will be able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management. As of March 14, 2025, there were no shares of preferred stock outstanding.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

Our Amended and Restated Bylaws provide that special meetings of stockholders may be called only by a majority vote of our Board, by the Chairman of our Board, or by our Chief Executive Officer. Our Amended and Restated Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our Amended and Restated Bylaws, a stockholder’s notice will generally need to be received by the corporate secretary at our principal executive offices not later than 5:00 p.m. Pacific Time on the 90th day nor earlier than 5:00 p.m. Pacific Time on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than 5:00 p.m. Pacific Time on the 120th day prior to such annual meeting and not later than 5:00 p.m. Pacific Time on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs. Pursuant to Rule 14a-8 of the Exchange Act, stockholders seeking to have proposals included in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

The authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Written Consent by Stockholders

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that no action shall be taken by our stockholders except at an annual or special meeting of stockholders called in accordance with our Amended and Restated Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

Amendments to Certificate of Incorporation and Bylaws

Our Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 50% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class to alter, amend or appeal Articles V (regarding directors), VI (regarding indemnification), VII (exclusive forum) or VIII (regarding amendments of our Amended and Restated Certificate of Incorporation) of our Amended and Restated Certificate of Incorporation.

Our Amended and Restated Bylaws provide that they may be adopted, amended, or repealed by our stockholders by the affirmative vote of the holders of at least 50% of the voting power of all of our then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

Removal of Directors

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights of any series of preferred stock, directors may be removed at any time, but only for cause and only by the affirmative vote of 50% of the voting power of all then outstanding capital stock entitled to vote generally at an election of directors, voting together as a single class.

Exclusive Forum Selection

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for the following claims or causes of actions or proceedings under Delaware statutory or common law: (i) any derivative action or claim brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to our company or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws; (iv) any action asserting a claim against us or any of our directors, officers, or other employees governed by the internal-affairs doctrine or otherwise related to our internal affairs; (v) any action or claim to interpret, apply, enforce or determine the validity of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and (vi) any action or claim as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Further, pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, these foregoing provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity holding, owning or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to such provisions.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which they apply, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Additionally, we cannot be certain that a court will decide that these provisions are either applicable or enforceable, and if a court were to find the choice of forum provisions contained in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Amended and Restated Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint.

Section 203 of the Delaware General Corporation Law

We are subject to provisions of Section 203 of the DGCL regulating corporate takeovers under our Amended and Restated Certificate of Incorporation. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, our initial business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board, and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation eliminates directors’ liability for monetary damages to the fullest extent permitted by applicable law and eliminates officers’ personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws require us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents (and any other persons to which applicable law permits the Company to provide indemnification). Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws authorize our Board to determine whether to indemnify and advance expenses to, as set forth in the DGCL or any other applicable law, our employees and other agents. Further, our Amended and Restated Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director or officer in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. Additionally, our Amended and Restated Certificate of Incorporation provides that if any applicable law is amended to authorize further corporate action eliminating or limiting the personal liability of officers, then the liability of an officer shall be eliminated or limited to the full extent permitted by such amended law. We believe that these provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against directors us for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Public Warrants

As of March 14, 2025, we had 4,999,863 outstanding warrants to purchase an aggregate of 499,986 shares of Common Stock with an exercise price of $115.00 per share, for every ten Public Warrants, all of which are currently exercisable. The Public Warrants will expire on September 24, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

If our Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Since the Public Warrants became exercisable, we may call them for redemption:

●	in whole and not in part;

●	at a price of $0.10 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of our Common Stock equals or exceeds $180.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $180.0 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $115.00 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of our Common Stock is increased by a stock dividend payable in shares of our Common Stock, or by a split-up of shares of our Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering to holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of our Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for our Common Stock, in determining the price payable for our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our Common Stock as reported during the ten-trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our Common Stock on account of such shares of our Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The Public Warrants will be issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of our Common Stock or any voting rights until they exercise their Public Warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our Common Stock to be issued to the warrant holder.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for the Public Warrants is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “JSPR” and “JSPRW”, respectively.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

The debt securities will be issued under an indenture between Jasper and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and set forth or determined in the manner provided in a resolution of our Board, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●	the form of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of and interest on the debt securities will be payable;

●	the applicability of any guarantees;

●	the terms and conditions upon which we may redeem the debt securities;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

●	if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	the terms of the subordination of any series of the debt securities;

●	restrictions on transfer, sale or other assignment of the debt securities, if any;

●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

●	the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;

●	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any addition to or change in the provisions relating to or dealing with defeasance;

●	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our Board, the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Jasper, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

●	we are the surviving corporation or the successor person (if other than our Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series when due and payable;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our company; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

●	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

●	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act of 1939, as amended), it must eliminate such conflict or resign.

Regarding Payments and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us, except that unless we indicate otherwise in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we indicate otherwise in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable warrant agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants;

●	the price or prices at which the debt warrants will be issued;

●	the currencies in which the debt warrants are being offered;

●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

●	the terms of any rights to redeem or call the debt warrants;

●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of the debt warrants that may be exercised at any time;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	information with respect to book-entry procedures, if any;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants; and

●	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:

●	the title of the warrants;

●	the securities for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the warrants are being offered;

●	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

●	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	information with respect to book-entry procedures, if any;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of the material United States federal income tax considerations applicable to exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.

Outstanding Warrants

As of March 14, 2025, a total of 499,986 shares of Common Stock were issuable upon the exercise of the Public Warrants. See “Description of Capital Stock—Public Warrants” for additional details regarding our Public Warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase common stock, preferred stock, debt securities, warrants, units and/or any of the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, debt securities, warrants, units or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

●	the title of the rights;

●	the date of determining the stockholders entitled to the rights distribution;

●	the title, aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the exercise price;

●	the currencies in which the rights are being offered;

●	the aggregate number of rights issued;

●	whether the rights are transferable and the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are backstop or standby purchaser or purchases and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable, including any provisions for modifying any of the terms of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights or subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The statements made in this section relating to the unit agreement are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units and the applicable unit agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable unit agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Depositary Shares” will apply to each unit and to any debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or rights included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary, referred to as the preferred stock depositary, shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries only. These summaries are not complete and we may modify any of the terms of the depositary shares described in this prospectus in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the deposit agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

No distribution will be made relating to any depositary share that represents any preferred stock converted into other securities.

Withdrawal of Stock

Assuming we have not previously called for redemption or converted into other securities the related depositary shares, upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will no longer be entitled to receive depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable relating to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

From and after the date fixed for redemption:

●	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

●	the depositary shares called for redemption will no longer be deemed to be outstanding; and

●	all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

Any funds we deposit with the preferred stock depositary for redemption of depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary’s negligence or willful misconduct.

Liquidation Preference

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as specified in the applicable prospectus supplement.

Conversion of Depositary Shares

The depositary shares will not be convertible into common stock or any of our other securities or property, unless we so specify in the applicable prospectus supplement relating to an offering of depositary shares.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Preferred Stock Depositary,” or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 30 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

When we direct the preferred stock depositary to do so, the preferred stock depositary will terminate the deposit agreement by mailing a notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. In addition, the preferred stock depositary may terminate the deposit agreement if at any time 45 days have passed since the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices, other than the notice of termination, or perform any further acts under the deposit agreement, except as provided below and except that the preferred stock depositary will continue to collect dividends on the preferred stock and other distributions with respect to the preferred stock and will continue to deliver the preferred stock together with any dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for any depositary receipts that are surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money or other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

In addition, the deposit agreement will automatically terminate if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock.

Charges of Preferred Stock Depositary

We will pay all fees, charges and expenses of the preferred stock depositary in connection with its performance of the deposit agreement, except for any taxes and other governmental charges and except as provided in the deposit agreement. Holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the acting preferred stock depositary will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 45 days after delivery of the notice of resignation or removal.

Miscellaneous

The preferred stock depositary will make available for inspection to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock represented by depositary shares unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary shares for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give this information, and on documents we believe in good faith to be genuine and signed by a proper party.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, warrant agent or other agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee, agent or third party employed by us or a trustee or any agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we described above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security is terminated, only the depositary, and not we, the trustee, the agent or other third party, as applicable, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the direct holders of those securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we offer and sell securities, we will provide a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) that will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents or underwriters, brokers or dealers and the amount of shares underwritten or purchased by each of them, if any;

●	the purchase price of the securities or other consideration therefor and the proceeds, if any, we will receive from the sale;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to brokers or dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement.

If underwriters are used in the sale of securities, the underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction.

We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to brokers or dealers. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, brokers, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, brokers, dealers or agents and will describe their compensation. We may have agreements with the underwriters, brokers, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make with respect to these liabilities. Agents, underwriters, brokers and dealers, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

We may authorize underwriters, brokers, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities we may offer will be a new issue of securities with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in these securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth or incorporated by reference in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or an exhibit to the reports or other documents incorporated by reference into this prospectus, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065 or telephoning us at (650) 549-1400.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at www.jaspertherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or any prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it into this prospectus and any applicable prospectus supplement, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below as of their respective dates of filing, which we have already filed with the SEC. Any report or information within any of the documents referred below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;

●	our Current Report on Form 8-K filed with the SEC on January 8, 2025; and

●	the description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-39138), filed with the SEC under Section 12(b) of the Exchange Act on November 18, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address or phone number:

Jasper Therapeutics, Inc.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
Attn: President and Chief Executive Officer
(650) 549-1400

You also may access these filings on our Internet site at https://www.jaspertherapeutics.com/. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

11,670,707 Shares of Common Stock

Pre-Funded Warrants to Purchase 675,000 Shares of Common Stock

Warrants to Purchase 12,345,707 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Book-Running Manager

TD Cowen

September 18, 2025